Exhibit 99.1
May 17, 2005

Tofutti Press Release


Company Contact:  Steve Kass
                           Chief Financial Officer
                           (908) 272-2400
                           (908) 272-9492 (Fax)


                     TOFUTTI ANNOUNCES FIRST QUARTER RESULTS

         Cranford, New Jersey -- May 17, 2005 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen week period ended April 2, 2005.

         Net sales for the thirteen weeks ended April 2, 2005 increased 6% to $4.2 million compared with net sales of $4.0 million for the thirteen weeks ended March 27, 2004.

         For the thirteen weeks ended April 2, 2005, the Company reported an increase in operating income to $130,000 as compared with operating income of $99,000 for the comparable 2004 period. The Company's operating results continued to be negatively impacted during the thirteen week period ended April 2, 2005 as a result of new product start-up costs, including costs incurred at new co-packaging locations, increased marketing expenses and higher packaging and freight charges. The Company expects that during the remainder of 2005 its operating expenses will continue to be affected by these same factors.

         Net income for the thirteen weeks ended April 2, 2005 increased to $76,000 ($0.01 per share) compared to $54,000 ($0.01 per share) for the thirteen week period ended March 27, 2004.

         Although the Company has utilized over $4.1 million since September 2000 in connection with its stock repurchase program and in the retirement of dilutive options, its cash position remains strong with cash and cash equivalents of over $1.9 million and working capital of $3.7 million at April 2, 2005.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "We continue to see increasing demand for our TOFUTTI brand soy-based, dairy-free frozen desserts and food products. Our Tofutti Cuties continue to be one of the nation's best selling novelty desserts and our new products are beginning to achieve market traction. We are continuing our efforts to improve our margins in the upcoming periods and look forward to improving margins and increased market penetration during the approaching summer months."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts and soy-based, dairy-free food products that contain no butterfat or cholesterol. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in seventeen other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.

                               TOFUTTI BRANDS INC.
                               -------------------
                       Condensed Statements of Operations
                       ----------------------------------
                    (in thousands, except per share figures)

                                                       Thirteen         Thirteen
                                                         weeks            weeks
                                                         ended            ended
                                                        4/2/05           3/27/04
                                                        ------           -------

Net sales..........................................     $4,240           $3,992

Cost of sales......................................      2,773            2,838
                                                         -----            -----

Gross profit.......................................      1,467            1,154

Operating expenses.................................      1,337            1,055
                                                         -----            -----

Operating income...................................        130               99

Interest income....................................          1                1
                                                         -----            -----

Income before income taxes ........................        131              100

Income taxes.......................................         55               46
                                                         -----            -----

Net income ........................................        $76              $54
                                                         =====            =====

Net income per share:

         Basic.....................................      $0.01            $0.01
                                                         =====            =====

         Diluted...................................      $0.01            $0.01
                                                         =====            =====

Weighted average number of
    shares outstanding:

         Basic.....................................      5,637            5,758
                                                         =====            =====

         Diluted...................................      6,223            6,344
                                                         =====            =====

                               TOFUTTI BRANDS INC.
                               -------------------
                            Condensed Balance Sheets
                            ------------------------
                                 (in thousands)


                                                                  April 2, 2005        January 1, 2005
                                                                  -------------        ---------------
                                                                   (Unaudited)            (Audited)
Assets
Current assets:
     Cash and equivalents                                            $1,978                 $2,199
     Accounts receivable, net of allowance for doubtful
        accounts of $237 and $219, respectively                       1,751                  1,614
     Inventories                                                      1,024                    792
     Prepaid expenses                                                     6                     14
     Deferred income taxes                                              593                    593
                                                                        ---                    ---
Total current assets                                                  5,352                  5,212
     Fixed assets (net of accumulated depreciation of $11
       and $10, respectively)                                            37                     38
     Other assets                                                        16                     16
                                                                        ---                    ---
                                                                     $5,405                 $5,266
                                                                     ======                 ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable and accrued expenses                             $873                   $691
     Accrued officers' compensation                                     500                    500
     Income taxes payable                                               285                    403
                                                                        ---                    ---
                  Total current liabilities                           1,658                  1,594
                                                                      -----                  -----

Commitments and contingencies
Stockholders' equity:
     Preferred stock                                                     --                     --
     Common stock                                                        56                     56
     Additional paid-in capital                                         162                    162
     Retained earnings                                                3,529                  3,454
                                                                      -----                  -----
                 Total stockholders' equity                           3,747                  3,672
                                                                      -----                  -----
                 Total liabilities and stockholders' equity          $5,405                 $5,266
                                                                     ======                 ======

